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                                                                    Exhibit 10.1


                      AGREEMENT AND PLAN OF REORGANIZATION



         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is dated December 30, 1998, and is by and between QUASAR PROJECTS COMPANY, a Delaware corporation (the "Company"), DIVA ACQUISITION CORP., a Florida corporation ("DAC"), DIVA ENTERTAINMENT, INC., a Florida corporation ("Diva"), and J R CONSULTING, INC., a Nevada corporation, the controlling shareholder of Diva (the "Shareholder").

                                R E C I T A L S

         WHEREAS, the Shareholder beneficially owns 4,500,000 shares of common stock, $0.01 par value per share, of Diva, constituting 95.3% of the issued and outstanding common stock of Diva (the "Diva Shares");

         WHEREAS, the Company is a public company, required to file reports under Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act");

         WHEREAS, the Company is the owner of all of the outstanding shares of DAC; and

         WHEREAS, the Boards of Directors of the Company, DAC and Diva deem it advisable that the acquisition by the Company of Diva be effected through the merger (the "Merger") of Diva and DAC pursuant to this Agreement and Articles of Merger; and

         WHEREAS, the Company desires to acquire all of the outstanding Diva Shares for shares of common stock of the Company, $.001 par value per share (the "Common Stock"), in a transaction that qualifies under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the Boards of Directors of the Company, DAC and Diva intend that the Merger constitute a "reorganization" under Section 368(a)(2)(E) of the Code and that the infusion of assets be a tax-free transfer under Section 351 of the Code and the rules and regulations of the Internal Revenue Service (the "IRS") promulgated thereunder; have approved and adopted this Agreement as a "plan of reorganization" within the meaning of Section 368 of the Code and the rules and regulations of the IRS promulgated thereunder; and intend that the Merger be treated as a tax-free merger under the Code and the rules and regulations of the IRS promulgated thereunder.

                               A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties agree as follows:


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I.       MERGER

         1.1 MERGER. DAC shall merge with and into Diva pursuant to the Florida Business Corporation Act in accordance with Articles of Merger between DAC and Diva (the "Articles of Merger"), a copy of which is attached hereto as Exhibit
1. The Merger shall be effective on the date on which the Articles of Merger, or conformed copies thereof, in substantially the form annexed hereto has been filed with the Florida Secretary of State, which filing shall take place upon Closing. The Merger shall be a "reverse triangular merger' under Section 368
(a)(2)(E) of the Internal Revenue Code.

         1.2 CLOSING. The Closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the offices of Hand & Hand within 3 business days after the completion of the minimum portion of the offering described in Section 6.1. At Closing, the following shall occur as a simultaneous transactions.

                  (a) pursuant to the Articles of Merger, all outstanding Diva Shares and subscription rights to shares of Diva common stock shall be cancelled and in lieu thereof the Shareholder shall receive 4,225,000 shares of the Company's Common Stock and the persons who have paid Diva an aggregate of $442,000 in subscription for 221,000 shares of Diva common stock at the rate of $2.00 per share (the "Diva Subscribers") shall receive 221 Shares of the Company's Series A Convertible Preferred Stock at the rate of one share of the Series A Convertible Preferred Stock for the subscription rights to 1,000 shares of Diva common stock, providing they do not severally dissent from the merger. If any Diva Subscriber dissents from the merger, it shall be entitled to the fair value of its subscription rights for shares of Diva common stock, as provided in the applicable provisions of the Florida Business Corporation Act.

                  (b) the Shareholder shall convert $3,000,000 of the amount owed to it by Diva and/or Diva's subsidiaries into 3,000 shares of Series B Redeemable Convertible Preferred Stock of Company ("Series B Preferred Stock") pursuant to Section 6.2; and

                  (c) the Company shall close at least the minimum portion of the private placement offering described in Section 6.1.

         1.3 DELIVERIES. Upon Closing, the parties are delivering the following documents:

                  (a) The items and documents set forth in Sections 1.1 and 1.2.

                  (b) The Company Shares described in Section 1.2

                  (c) The Company shall deliver the resignations of all of its current officers and directors, and a board resolution electing Peter Zachariou, David Lean and Jeff Kolsrud to the Board of Directors of the Company.

         1.4 FILINGS. Following the Closing, the Company shall file the following documents:

                  (a) A Current Report on Form 8-K with the U.S Securities and Exchange Commission (the "SEC"), reporting the transactions set forth in this Agreement, any change of auditors, or other events required to be reported in such report.




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                  (b) A Form 3 report of beneficial ownership with the SEC with respect to each director, executive officer or greater than 10% holder of Company Shares, signed by such director, executive officer or shareholder, as the case may be.

                  (c) A Schedule 13D with the SEC for each person who is required to file such form as a result of obtaining greater than 5% beneficial ownership of the Company's Common Stock as a result of the transactions contemplated by this Agreement.

                  (d) A Certificate of Amendment to the Certificate of Incorporation of the Company with the Delaware Secretary of State changing the name of the Company to "Diva Entertainment, Inc." or a similar name as may be determined by the Board of Directors.

II.      REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

         The Shareholder represents and warrants to the Company as follows, as of the date of this Agreement and as of the Closing:

         2.1 ORGANIZATION. Diva is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; Diva has the corporate power and authority to carry on its business as presently conducted; and Diva is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

         2.2 CAPITALIZATION.

                  (a) The authorized capital stock and the issued and outstanding shares of Diva is as set forth on Exhibit 2.2(a). All of the issued and outstanding shares of Diva are duly authorized, validly issued, fully paid and nonassessable.

                  (b) Except as set forth in Exhibit 2.2(b) there are no outstanding options, warrants, or rights to purchase any securities of Diva.

         2.3 SUBSIDIARIES AND INVESTMENTS. Diva does not own any capital stock or have any interest in any corporation, partnership or other form of business organization, except for Prima Eastwest Model Management, Inc. and Que Management, Inc.

         2.4 FINANCIAL STATEMENTS. The unaudited consolidated financial statements of Diva as of and through June 30, 1998, including the unaudited balance sheet as of June 30, 1998 and the related unaudited statement of operations for the period then ended (the "Financial Statements") present fairly the financial position and results of operations of Diva, on a consistent basis. The financial records of Diva are of such a character and quality that an unqualified (except as to going concern) audit of the Diva Financial Statements may be performed within 75 days of the Closing.

         2.5 NO UNDISCLOSED LIABILITIES. To the knowledge of the Shareholder, other than as described in Exhibit 2.5 attached hereto, Diva is not subject to any material liability or obligation of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due, which is not reflected or reserved against in the Financial Statements, except those incurred in the normal course of business.




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         2.6 ABSENCE OF MATERIAL CHANGES. Since June 30, 1998, except as described in Exhibit 2.6 attached hereto or as required or permitted under this Agreement, there has not been:

                  (a) any material adverse change in the condition (financial or otherwise) of the properties, assets, liabilities or business of Diva, except changes in the ordinary course of business which, individually and in the aggregate, have not been materially adverse;

                  (b) any redemption, purchase or other acquisition of any shares of the capital stock of Diva, or any issuance of any shares of capital stock or the granting, issuance or exercise of any rights, warrants, options or commitments by Diva relating to its authorized or issued capital stock; or

                  (c) any change or amendment to the Articles of Incorporation of Diva.

         2.7 LITIGATION. Except as set forth in Exhibit 2.7 attached hereto, to the knowledge of the Shareholder, there is no litigation, proceeding or investigation pending or threatened against Diva affecting any of its properties or assets or against any officer, director, or stockholder of Diva that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of Diva or its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

         2.8 TITLE TO ASSETS. Diva has good and marketable title to all of its assets and properties now carried on its books including those reflected in the balance sheets contained in the Financial Statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in the Financial Statements, Exhibit 2.8 attached hereto or any other exhibit.

         2.9 TRANSACTIONS WITH AFFILIATES, DIRECTORS AND SHAREHOLDERS. Except as set forth in the Financial Statements or Exhibit 2.9 attached hereto, there are and have been no contracts, agreements, arrangements or other transactions between Diva, and any officer, director, or stockholder of Diva, or any corporation or other entity controlled by the Shareholder, any affiliate of the Shareholder or any member of the family of an affiliate of the Shareholder.

         2.10 NO CONFLICT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any term or provision of, or constitute a default under, the Articles of Incorporation or Bylaws of Diva, or any agreement, contract or instrument to which Diva is a party or by which it or any of its assets are bound.

         2.11 DISCLOSURE. To the knowledge of the Shareholder, neither this Agreement, the Financial Statements nor any other agreement, document, certificate or written or oral statement furnished to the Company by or on behalf of Diva in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or when taken as a whole omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.




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         2.12 AUTHORITY. Diva has full power and authority to enter into this
Agreement and to carry out the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, have been duly authorized and approved by the Board of Directors of Diva and, no other corporate proceedings on the part of Diva are necessary to authorize this Agreement and the transactions contemplated hereby.

III.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Shareholder as follows, as of the date of this Agreement and as of the Closing:

         3.1 ORGANIZATION.

                   (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; has the corporate power and authority to carry on its business as presently conducted; and is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on the business of the Company.

                   (b) The copies of the Certificate of Incorporation, of the Company, as certified by the Secretary of State of Delaware, and the Bylaws of the Company are complete and correct copies of the Certificate of Incorporation and the Bylaws of the Company as amended and in effect on the date hereof. All minutes of meetings and actions in writing without a meeting of the Board of Directors and shareholders of the Company are contained in the minute book of the Company and no minutes or actions in writing without a meeting have been included in such minute book since such delivery to Diva that have not also been delivered to Diva.

         3.2 CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock, par value $.001 per share, of which 1,273,800 shares are outstanding, and 1,000,000 shares of preferred stock, none of which is outstanding. All outstanding shares are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding options, warrants, or rights to purchase any securities of the Company. Following the Merger and issuance of Company Shares, the debt conversion discussed in Section 6.2, and the placement described in Section 6.1, the capitalization of the Company shall be 5,498,800 shares of Common Stock, the number of shares of Series A Convertible Preferred Stock sold in the private placement and 3,000 shares of Series B Redeemable Convertible Preferred Stock.

         3.3 SUBSIDIARIES AND INVESTMENTS. Other than DAC, the Company does not own any capital stock or have any interest in any corporation, partnership, or other form of business organization. DAC is newly organized, has no liabilities or assets and is a wholly-owned subsidiary of the Company.



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         3.4 AUTHORITY. The Company has full power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the issuance of the Company stock in accordance with the terms hereof, have been duly authorized and approved by the Board of Directors of the Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement, the transactions contemplated hereby and the issuance of the Company stock in accordance with the terms hereof.

         3.5 NO UNDISCLOSED LIABILITIES. Other than as described in Exhibit 3.5 attached hereto, the Company is not subject to any material liability or obligation of any nature, whether absolute, accrued, contingent, or otherwise and whether due or to become due.

         3.6 LITIGATION. There is no litigation, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company affecting any of its properties or assets or, to the knowledge of the Company, against any officer, director, or stockholder of the Company that might result, either in any case or in the aggregate, in any material adverse change in the business, operations, affairs or condition of the Company or any of its properties or assets, or that might call into question the validity of this Agreement, or any action taken or to be taken pursuant hereto.

         3.7 TITLE TO ASSETS. The Company has good and marketable title to all of its assets and properties now carried on its books including those reflected in the balance sheet contained in the Company's financial statements, free and clear of all liens, claims, charges, security interests or other encumbrances, except as described in the balance sheet included in the Company's financial statements or on any exhibits attached hereto.

         3.8 CONTRACTS AND UNDERTAKINGS. Exhibit 3.8 attached hereto contains a list of all contracts, agreements, leases, licenses, arrangements, commitments and other undertakings to which the Company is a party or by which it or its property is bound. Each of said contracts, agreements, leases, licenses, arrangements, commitments and undertakings is valid, binding and in full force and effect. The Company is not in material default, or alleged to be in material default, under any contract, agreement, lease, license, commitment, instrument or obligation and, to the knowledge of the Company, no other party to any contract, agreement, lease, license, commitment, instrument or obligation to which the Company is a party is in default thereunder nor, to the knowledge of the Company, does there exist any condition or event which, after notice or lapse of time or both, would constitute a default by any party to any such contract, agreement, lease, license, commitment, instrument or obligation.

         3.9 UNDERLYING DOCUMENTS. Copies of all documents described in any exhibit attached hereto (or a summary of any such contract, agreement or commitment, if oral) have been made available to Diva and are complete and correct and include all amendments, supplements or modifications thereto.

         3.10 TRANSACTIONS WITH AFFILIATES, DIRECTORS AND SHAREHOLDERS. Except as set forth in Exhibit 3.10 hereto, there are and have been no contracts, agreements, arrangements or other transactions between the Company, and any officer, director, or 5% stockholder of the Company, or any corporation or




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other entity controlled by any such officer, director or 5% stockholder, a member of any such officer, director or 5% stockholder's family, or any affiliate of any such officer, director or 5% stockholder.

         3.11 NO CONFLICT. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any term or provision of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company, or any agreement, contract or instrument to which the Company is a party or by which it or any of its assets are bound.

         3.12 DISCLOSURE. To the actual knowledge of the Company, neither this Agreement nor any other agreement, document, certificate or written or oral statement furnished to Diva and the Shareholder by or on behalf of the Company in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or when taken as a whole omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

         3.13 FINANCIAL STATEMENTS. The financial statements of the Company set forth in its Form 10-KSB for the year ended March 31, 1998 and its Forms 10-QSB for the quarters ended June 30 and September 30, 1998 present fairly the financial position and results of operations of the Company, on a consistent basis.

         3.14 ABSENCE OF MATERIAL CHANGES. Since September 30, 1998, except as described in any exhibit hereto or as required or permitted under this Agreement, there has not been:

                  (a) any material change in the condition (financial or otherwise) of the properties, assets, liabilities or business of Company, except changes in the ordinary course of business which, individually and in the aggregate, have not been materially adverse.

                  (b) any redemption, purchase or other acquisition of any shares of the capital stock of the Company, or any issuance of any shares of capital stock or the granting, issuance or exercise of any rights, warrants, options or commitments by the Company relating to its authorized or issued capital stock.

                  (c) any amendment to the Certificate of Incorporation of the Company.

         3.15 EXCHANGE ACT COMPLIANCE. Except as set forth in Exhibit 3.15 attached hereto with respect to timely filing only, the Company has filed all documents required to be filed by it with the SEC pursuant to the Exchange Act, including the Forms 10-KSB and Forms 10-QSB required for each of the fiscal years ended March 31, 1995, 1996 and 1997, or each of the fiscal quarters contained therein, or has received written notification from the SEC that the Company is deemed to be current in filing periodic reports pursuant to the requirements of Section 13 of the Exchange Act, notwithstanding the Company's failure to file the foregoing reports for each of the fiscal years ended March 31, 1995, 1996 and 1997, or the fiscal quarters contained therein. None of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstance under which they made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.



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IV.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         All representations and warranties of the Company and Shareholder contained herein shall survive the consummation of the transactions contemplated herein and remain in full force and effect.

V.       CONDITIONS TO CLOSING

         5.1 CONDITIONS TO OBLIGATION OF SHAREHOLDER. The obligations of Shareholder and Diva under this Agreement shall be subject to each of the following conditions:

                  (a) The representations and warranties of the Company herein contained shall be true in all material respects at the Closing with the same effect as though made at such time. The Company shall have performed in all material respects all obligations and complied in all material respects, to its actual knowledge, with all covenants and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing.

                  (b) No injunction or restraining order shall be in effect, and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before a court to restrain or prohibit the transactions contemplated by this Agreement.

                  (c) All statutory requirements for the valid consummation by the Company of the transactions contemplated by this Agreement shall have been fulfilled. All authorizations, consents and approvals of all governments and other persons required to be obtained in order to permit consummation by the Company of the transactions contemplated by this Agreement shall have been obtained.

                  (d) The Company shall have amended its Certificate of Incorporation to provide for 1,721 shares of Series A Convertible Preferred Stock and 3,000 shares of Series B Redeemable Convertible Preferred Stock, pursuant to the Certificates of Designation for such series that are attached hereto as Exhibits 2 and 3 and made a part hereof.

                  (e) The private placement of Series A Convertible Preferred Stock described in Section 6.1 of this Agreement shall have been completed at least to the extent of the minimum offering, resulting in the Company's receipt of at least $700,000 in gross offering proceeds, with the actual amount of gross proceeds equaling the actual amount of net offering proceeds, exclusive of the funds received from the Diva Subscribers.

                  (f) The Company shall have issued 3,000 shares of its Series B Redeemable Convertible Preferred Stock in exchange for $3,000,000 of the amount owed to the Shareholder by Diva and/or Diva's subsidiaries.

                  (g) At the Closing, the appropriate portion of the currently outstanding 1,273,800 shares of the Company's Common Stock shall be placed in escrow with the counsel for the Shareholder pursuant to an





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         escrow agreement in substantially the same form as the escrow agreement attached hereto as Exhibit 4 and made a part hereof. The number of such shares to be placed in escrow shall equal 1,273,800 multiplied by a fraction, the numerator of which shall be 3,000,000 minus the dollar amount raised to that date in the private placement of Series A Convertible Preferred Stock and the denominator of which shall be 3,000,000. The $442,000 received from the Diva Subscribers shall be included in the amount raised only when the aggregate amount raised, exclusive of that $442,000, exceeds $1,500,000. As additional amounts are raised in the private placement, the corresponding portion of the shares of the Company's Common Stock shall be released from escrow. If the two private placements of Series A Convertible Preferred Stock contemplated by this Agreement result in less than $3,000,000 net proceeds to the Company, then any shares of the Company's Common Stock still remaining in escrow shall be released back to their respective owners of record subject to a lock-up agreement preventing their transfer for a period of one year after the termination of the escrow.

                  (h) The Shareholder and the Company shall have entered into an Option Agreement in substantially the same form as Exhibit 5 attached hereto and made a part hereof, which Option Agreement provides that the Shareholder shall have the right to purchase such additional number of shares of the Company's Common Stock at a purchase price of $.001 per share as shall be necessary to maintain the Shareholder's percentage of ownership of record of the outstanding shares of the Company's Common Stock, exclusive of any shares of such Common Stock received by the Shareholder from the conversion of any shares of the Series B Redeemable Convertible Preferred Stock and before any dispositions of such Common Stock except for shares of Common Stock received by the Shareholder from the conversion of shares of the Series B Redeemable Convertible Preferred Stock, at no less than 65%.

                  (i) Any outstanding warrants or stock options to purchase shares of the Company's Common Stock shall have been cancelled.

                  (j) Jehu Hand shall have entered into an agreement with the Company in substantially the same form as Exhibit 6 attached hereto and made a part hereof, pursuant to which Mr. Hand forgives any obligation of the Company to reimburse him for any expenses that he had advanced on behalf of the Company prior to the Closing.

         5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligation of the Company under this Agreement shall be subject to the following conditions:

                   (a) The representations and warranties of the Shareholder herein contained shall be true in all material respects as of the Closing, and shall have the same effect as though made at the Closing; Shareholder shall have performed in all material respects all obligations and complied in all material respects, to its actual knowledge, with all covenants and conditions required by this Agreement to be performed or complied with by it prior to the Closing.

                   (b) No injunction or restraining order shall be in effect; and no action or proceeding shall have been instituted and, at what would otherwise have been the Closing, remain pending before the court to restrain or prohibit the transactions contemplated by this Agreement.




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                   (c) All statutory requirements for the valid consummation by
         Diva of the transactions contemplated by this Agreement shall have been fulfilled. All authorizations, consents and approvals of all governments and other persons required to be obtained in order to permit consummation by Shareholder and Diva of the transactions contemplated by this Agreement shall have been obtained.

VI.      CERTAIN AGREEMENTS

         6.1 PLACEMENT OF SECURITIES. The Company shall immediately commence the preparation of a private placement memorandum and shall thereafter use its best efforts to sell up to 971 shares of Series A Convertible Preferred Stock at a price of $2,000 per share, which shall include up to 221 shares to be issued to the Diva Subscribers in the Merger, in a private offering (the "Private Placement"). The minimum offering shall be $700,000, exclusive of the funds received from the Diva Subscribers, and the maximum offering shall be $1,942,000, inclusive of the funds received from the Diva Subscribers. The Company shall rely on information provided by the Shareholder with respect to Diva in the preparation of such private placement memorandum. The Shareholder agrees to indemnify the Company and persons who control the Company for any false statement of a material fact related to Diva or the omission of any material fact related to Diva required to be included to make the statements related to Diva made in the memorandum not misleading, provided that such statement or omission was made in reliance on information provided in writing. The Company agrees to indemnify the Shareholder and persons who control Shareholder for any false statement of a material fact related to the Company or the omission of any material fact related to the Company required to be included to make the statements related to the Company made in the memorandum not misleading, provided that such statement or omission was made in reliance on information provided in writing. The parties acknowledge, however, that it is the position of the SEC that indemnification for liabilities under the federal securities laws is against public policy and is unenforceable.

         6.2 DEBT CONVERSION ON CLOSING. On Closing, Shareholder shall convert $3,000,000 of debt owed to it by Diva and/or Diva's subsidiaries into 3,000 Shares of Series B Redeemable Convertible Preferred Stock. Shareholder shall agree to resell the Common Stock issuable upon conversion of the Series B Redeemable Convertible Preferred Stock only in transactions registered pursuant to applicable federal and state securities laws or exempt from such registration, and shall only sell pursuant to Rule 144 for two years from the Closing.

         6.3 REPORTING REQUIREMENTS. The Company shall file all reports required by Section 13 of the Exchange Act and shall maintain its books and records in accordance with Sections 12 and 13 thereof. The parties agree that the failure of the Company to make such filings with the SEC or maintain such books and records shall constitute a material breach of this Agreement.



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         6.4 REGISTRATION COVENANT.

         (a) Upon the conclusion of the Private Placement, the Company shall be obligated to do the following only if the pre-merger shareholders of the Company pay the expenses as set forth in Subsection (b) of this section; otherwise, the Company shall not be obligated to do the following:

                  (i) prepare a registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock issuable upon the conversion of the then outstanding shares of Series A Convertible Preferred Stock and Series B Redeemable Convertible Preferred Stock (the "Registrable Securities"), file the registration statement with the SEC within 60 calendar days after the conclusion of the Private Placement and use its reasonable best efforts to cause such registration statement to become effective and remain effective until (i) all the Registrable Securities have been sold or (ii) the date all of the holders of the shares of the Series A Convertible Preferred Stock and Series B Redeemable Convertible Preferred Stock (collectively, the "Holders") receive an opinion of counsel that the Registrable Securities may be sold under the provisions of Rule 144(k) of the Rules and Regulations of the Securities Act without any limitations on the number of Registrable Securities sold;

                  (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever the Holder or Holders of such securities shall desire to sell or otherwise dispose of the same;

                  (iii) furnish to each Holder such number of copies of a registration statement and prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

                  (iv) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, up to an aggregate total of ten, and do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the public sale or other disposition in such jurisdictions of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any jurisdiction, wherein it is not so qualified or to file therein any general consent to service of process;

                  (v) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its shareholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, beginning with the first fiscal quarter beginning after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;




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

                  (vi) use its best efforts to list such securities on any securities exchange on which any stock of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange;

                  (vii) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

                  (viii) notify each Holder covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                  (ix) take such other actions as shall be reasonably requested by any Holder to facilitate the registration of the Registrable Securities.

         (b) All expenses incurred in any registration of the Holders' Registrable Securities under this Agreement shall be paid by the pre-merger shareholders of the Company, including, without limitation, printing expenses, fees and disbursements of counsel for the Company, expenses of any special audits to which the Company shall agree or which shall be necessary to comply with governmental requirements in connection with any such registration, all registration and filing fees for the Holders' Registrable Securities under federal and state securities laws, and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to subsection (iv); provided, however, the such shareholders shall not be liable for:

                  (i) any discounts or commissions to any underwriter in connection with the sale of such Holders' Registrable Securities;

                  (ii) any stock transfer taxes incurred with respect to Registrable Securities sold; or

                  (iii) the fees and expenses of counsel for any Holder.

         6.5 SUBSEQUENT PLACEMENT OF SECURITIES. Within 60 days after the initial effectiveness of the registration statement filed pursuant to Section
6.4 of this Agreement, the Company shall, at the expense of the pre-merger shareholders of the Company, immediately commence the preparation of a private placement memorandum and shall thereafter use its best efforts to sell up to 750 shares of Series A Convertible Preferred Stock at a price of $2,000 per share. If the pre-merger shareholders of the Company do not make satisfactory arrangements to pay such expenses, then the Company shall not be obligated to make this offering or prepare the offering documents required for it.




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

7        MISCELLANEOUS

         7.1 FINDER'S FEES, INVESTMENT BANKING FEES. No party has retained or used the services of any person, firm or corporation in such manner as to require the payment of any compensation as a finder or a broker in connection with the transactions contemplated herein.

         7.2 TAX TREATMENT. The transactions contemplated hereby are intended to qualify as a so-called "tax-free" reorganization under the provisions of
Section 368 of the Code and as a tax free transfer under Section 351 of the Code. The Company and Diva acknowledge, however, that they each have been represented by their own tax advisors in connection with this transaction; that neither has made any representation or warranty to the other with respect to the treatment of such transaction or the effect thereof under applicable tax laws, regulations, or interpretations; and that no attorney's opinion or private revenue ruling has been obtained with respect to the effects thereof under the Code.

         7.3 FURTHER ASSURANCES. From time to time, at the other party's request and without further consideration, each of the parties will execute and deliver to the others such documents and take such action as the other party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

         7.4 PARTIES IN INTEREST. Except as otherwise expressly provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective heirs, beneficiaries, personal and legal representatives, successors and assigns of the parties hereto.

         7.5 ENTIRE AGREEMENT; AMENDMENTS. This Agreement, including the schedules, exhibits and other documents and writings referred to herein or delivered pursuant hereto, which form a part hereof, contains the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties or their respective successors or assigns.

         7.6 HEADINGS, ETC. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

         7.7 PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

         7.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.




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

         7.9 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida (excluding conflicts of laws principles) applicable to contracts to be performed in the State of Florida.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto as the date first above written.


                                            QUASAR PROJECTS COMPANY, a
                                            Delaware corporation


                                            By: /s/ Jehu Hand
                                                -------------------------------
                                            Name:  Jehu Hand
                                            Title: President



                                            DIVA ENTERTAINMENT, INC., a
                                            Florida corporation


                                            By: /s/  Peter Zachariou
                                                -------------------------------
                                            Name:  Peter Zachariou
                                            Title: President



                                            DIVA ACQUISITION CORP., a Florida
                                            corporation


                                            By: /s/  Jehu Hand
                                                -------------------------------
                                            Name:  Jehu Hand
                                            Title: President



                                            J R CONSULTING, INC., a Nevada
                                            corporation


                                            By: /s/  Peter Zachariou
                                                -------------------------------
                                            Name:  Peter Zachariou
                                            Title: President




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